Exhibit 99.1

Scientific Games Second Quarter Revenues Up 21% to $240 Million
Earnings per diluted share of $0.26 net of stock compensation expense and convertible debenture shares; $0.30 excluding stock compensation expense and convertible debenture shares

NEW YORK, August 2, 2006 — Scientific Games [Nasdaq:SGMS] today reported second quarter 2006 revenues of $239.6 million, up 21 percent from $197.4 million in the second quarter of 2005. Net income was $25.0 million or $0.26 per diluted share, net of $4.9 million of stock compensation expense, compared to $24.8 million or $0.27 per diluted share in the second quarter of 2005. Non-GAAP adjusted net income before stock compensation expense and excluding convertible debenture shares was $28.5 million or $0.30 per diluted share, up 11 percent from the second quarter of 2005.

EBITDA (see the following EBITDA definition and reconciliation) for the second quarter of 2006 was $69.6 million, up 20 percent from the second quarter of 2005. Excluding the stock compensation expense, adjusted EBITDA for the second quarter of 2006 was $74.6 million, or approximately 29 percent ahead of adjusted EBITDA of $57.8 million for the second quarter of 2005.

For the six months ending June 30, 2006, revenues were $447.8 million, compared to $382.0 million for the six months ending June 30, 2005, an increase of 17 percent. Net income was $47.3 million or $0.50 per diluted share, compared to $45.8 million or $0.50 per diluted share in 2005.  EBITDA increased to $127.4 million, compared to $108.6 million in 2005. Excluding stock compensation expense, adjusted EBITDA increased 28 percent to $138.5 million.

This is the second quarter in which Scientific Games has reported through its three new reporting segments: Printed Products, Lottery Systems and Diversified Gaming. The acquisition of EssNet, which closed in March 2006, was consolidated into the Lottery Systems Group, and accounted for $9.8 million in revenue in the second quarter of 2006. The acquisition of Global Draw in April 2006 accounted for $20.8 million of revenue in the second quarter of 2006, and was consolidated into the Diversified Gaming Group for the full quarter.

“As expected, total instant ticket service revenue accelerated in the second quarter, growing at 21 percent. Excluding contribution of $3.6 million from new contracts, ‘same-store’ sales growth was approximately 16 percent,” said Lorne Weil, Chairman and CEO of Scientific Games. “We benefited from continued growth in our licensed properties and cooperative services businesses.”

“The Lottery Systems Group experienced strong service revenue growth of 32 percent, largely due to new contracts and the EssNet acquisition,” added Weil. “Despite ‘jackpot fatigue’ from the two large Powerball jackpots during the first quarter, ‘same store’ on-line lottery revenues grew approximately 4 percent. Recovery from the ‘jackpot fatigue’ seems to be underway in the current quarter with the current Powerball jackpot of $178 million this week.”

“The acquisition of EssNet has strengthened our position as a leader in the European lottery market,” added Weil. “The integration has been a very smooth process, as evidenced by our recent contract wins in Norway and Hessen, which were existing EssNet customers. EssNet’s margins in the second quarter were well below our historical margins in the lottery systems business, accounting for more than half of the year to year decline in the lottery systems gross margins. As we continue to integrate EssNet with our existing lottery operations, these margins are steadily improving and we expect that during 2007, they will reach a level consistent with our historical experience.”

The Diversified Gaming Group revenue grew 53 percent in the second quarter. Excluding the Global Draw and Shoreline acquisitions, Diversified Gaming Group revenues were slightly down, but the division experienced an EBITDA margin improvement of approximately 20 percent due to cost-cutting initiatives and technology upgrades. Weil commented, “Global Draw contribution exceeded expectations, and we see Diversified Gaming contributing meaningfully to future earnings, especially when the group expands to Video Lottery Terminal (VLT ) jurisdictions outside of the UK. During the quarter, a number of exciting sports betting opportunities came closer to maturity and we hope to report on these developments in the coming months.”

Business development in the quarter included the award of the primary instant ticket contract in New Hampshire, an electronic bingo game in Michigan, a sports betting system in Norway, and an internet system in Hessen, Germany.

Convertible Debentures

During the second quarter of 2006, the average price of our common stock exceeded the specified conversion price of $29.10 of our Convertible Debentures. Because of this, an additional 1,994,000 shares and 1,416,000 shares of common stock have been included in our weighted average number of diluted shares for the second quarter and six months of 2006, respectively. Although we purchased a hedge in December 2004 to mitigate the potential economic dilution of the underlying Convertible Debenture shares, we are precluded from reflecting this hedge in our GAAP weighted average number of diluted shares because the effect would be anti-dilutive. Upon conversion of the debentures, the dilutive share count will revert to the true economic number.

Conference Call Details

Scientific Games Corporation invites you to join its conference call tomorrow at 8:30 a.m. EDT. To access the call live via webcast please visit www.scientificgames.com and click on the webcast link. To access the call by telephone, please dial (866) 831-6272 (US & Canada) or (617) 213-8859 (International) fifteen minutes before the start of the call. The Conference ID# is 34192839. The call will be archived for replay on the company’s website for 30 days under the “Investors” tab.

About Scientific Games

Scientific Games Corporation is the leading integrated supplier of instant tickets, systems and services to lotteries, a leading supplier of fixed odds betting terminals and systems, interactive sports betting terminals and systems, and wagering systems and services to pari-mutuel operators.  It is also a licensed pari-mutuel gaming operator in Connecticut and the Netherlands and is a leading supplier of prepaid phone cards to telephone companies.  Scientific Games’ customers are in the United States and more than 60 other countries.  For more information about Scientific Games, please visit our web site at www.scientificgames.com.

Forward-Looking Statements

In this press release we make “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate,” or the negatives thereof, variations thereon or similar terminology.

These forward-looking statements generally relate to plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that the plans and objectives reflected in or suggested by such forward-looking statements are reasonable, such plans or objectives may not be achieved.

Actual results may differ from projected results due, but not limited, to unforeseen developments, including developments relating to the following:

•                  economic, competitive, demographic, business and other conditions in our local and regional markets;

•                  changes or developments in the laws, regulations or taxes in the gaming and lottery industries;

•                  actions taken or omitted to be taken by third parties, including customers, suppliers, competitors, members and shareholders, as well as legislative, regulatory, judicial and other governmental authorities;

•                  changes in business strategy, capital improvements, development plans, including those due to environmental remediation concerns, or changes in personnel or their compensation, including federal, state and local minimum wage requirements;

•                  the availability and adequacy of our cash flow to satisfy our obligations, including our debt service obligations and our need for additional funds required to support capital improvements, development and acquisitions;

•                  an inability to renew or early termination of our contracts;

•                  an inability to engage in future acquisitions;

•                  the loss of any license or permit, including the failure to obtain an unconditional renewal of a required gaming license on a timely basis; and

•                  resolution of any pending or future litigation in a manner adverse to us.

Actual future results may be materially different from what we expect.  We will not update forward-looking statements even though our situation may change in the future.

Non-GAAP Disclosure

EBITDA, as included herein, represents net income plus income tax expense, interest expense, and depreciation and amortization expenses, net of other income.  EBITDA is included in this document as it is a basis upon which we assess our financial performance, and it provides useful information regarding our ability to service our debt.  In addition, EBITDA is useful to investors in evaluating the Company’s financial performance because it is a commonly used financial analysis tool for measuring and comparing gaming companies in several areas of liquidity, operating performance and leverage.  EBITDA should not be considered in isolation or as an alternative to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity.  EBITDA as defined in this document may differ from similarly titled measures presented by other companies.

Adjusted EBITDA, non-GAAP adjusted net income and diluted non-GAAP adjusted net income per share are non-GAAP financial measures that are presented as supplemental disclosures and are reconciled to GAAP net income and GAAP net income per diluted share in financial schedules accompanying this release. In calculating the adjusted financial measures, the Company excludes certain items in order to better facilitate an understanding of the Company’s operating performance.

The Company’s management uses these adjusted financial measures in conjunction with GAAP financial measures to monitor and evaluate the performance of the Company’s business operations; facilitate management’s internal comparisons of the Company’s historical operating performance of its business operations; facilitate management’s external comparisons of the results of its overall business to the historical operating performance of other companies that may have different capital structures and debt levels; review and assess the operating performance of the Company’s management team and as a measure in evaluating employee compensation and bonuses; analyze and evaluate financial and strategic planning decisions regarding future operating investments; and plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

The Company’s management believes that these adjusted financial measures are useful to investors to provide them with disclosures of the Company’s operating results on the same basis as that used by the Company’s management. The Company’s management also believes that because it has historically provided such non-GAAP financial measures in its earnings releases, continuing to do so provides consistency in its financial reporting and continuity to investors for comparability purposes. Accordingly, the Company’s management believes that the presentation of the adjusted non-GAAP financial measures, when used in conjunction with GAAP financial measures, provides both management and investors with useful financial information that can be used in assessing the Company’s financial condition and operating performance.

The adjusted financial measures should not be considered in isolation or as a substitute for net income or net income per diluted share prepared in accordance with GAAP. The adjusted financial measures as defined in this document may differ from similarly titled measures presented by other companies. The adjusted financial measures, as well as other information in this document should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

Contact Information:

Investor Relations— Scientific Games Corporation — (212) 754-2233

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Three Months Ended June 30, 2005 and 2006
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2005	2006
Operating revenues:
Services	$160,867	214,232
Sales	36,557	25,405
	197,424	239,637

Operating expenses :
Cost of services (exclusive of depreciation and amortization)	87,432	118,595
Cost of sales (exclusive of depreciation and amortization)	25,503	19,248
Selling, general and administrative expenses	25,725	35,346
Depreciation and amortization	17,119	23,525
Operating income	41,645	42,923
Other deductions:
Interest expense	6,812	11,115
Equity in net (income) loss of joint ventures	955	(3,157)
Other income	(578)	(226)
	7,189	7,732
Income before income tax expense	34,456	35,191
Income tax expense	9,692	10,214
Net income	$24,764	24,977

Basic and diluted net income per share:
Basic net income	$0.28	0.27
Diluted net income	$0.27	0.26
Weighted average number of shares used in per share calculations:
Basic shares	89,207	91,202
Diluted shares	92,142	95,989

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

Six Months Ended June 30, 2005 and 2006
 (Unaudited, in thousands, except per share amounts)

	Six Months Ended June 30,
	2005	2006
Operating revenues:
Services	$316,621	391,192
Sales	65,359	56,574
	381,980	447,766
Operating expenses :
Cost of services (exclusive of depreciation and amortization)	172,681	213,543
Cost of sales (exclusive of depreciation and amortization)	45,777	43,792
Selling, general and administrative expenses	53,453	67,738
Depreciation and amortization	31,594	42,817
Operating income	78,475	79,876
Other deductions:
Interest expense	13,222	18,317
Equity in net (income) loss of joint ventures	1,498	(4,733)
Other income	(722)	(869)
	13,998	12,715
Income before income tax expense	64,477	67,161
Income tax expense	18,698	19,814
Net income	$45,779	47,347

Basic and diluted net income per share:
Basic net income	$0.51	0.52
Diluted net income	$0.50	0.50
Weighted average number of shares used in per share calculations:
Basic shares	88,913	90,687
Diluted shares	92,047	94,992

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA

December 31, 2005 and June 30, 2006
(Unaudited, in thousands)

	December 31, 2005	June 30, 2006
Assets:
Cash and cash equivalents	$38,942	34,155
Other current assets	215,611	281,587
Property and equipment, net	366,219	427,693
Long-term assets	551,741	853,133
Total assets	$1,172,513	1,596,568

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$6,055	2,818
Other current liabilities	135,307	179,163
Long-term debt, excluding current portion	574,680	855,229
Other long-term liabilities	69,638	81,567
Stockholders’ equity	386,833	477,791
Total liabilities and stockholders’ equity:	$1,172,513	1,596,568

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Three Months Ended June 30, 2005 and 2006
 (Unaudited, in thousands)

	Three Months Ended June 30, 2005
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals

Service revenues	$83,426	42,904	34,537	160,867
Sales revenues	18,035	15,003	3,519	36,557
Total revenues	101,461	57,907	38,056	197,424
Cost of services (1)	42,472	20,709	24,251	87,432
Cost of sales (1)	13,380	9,835	2,288	25,503
Selling, general and administrative expenses	9,103	6,165	3,118	18,386
Depreciation and amortization (2)	4,469	8,422	3,938	16,829
Segment operating income	$32,037	12,776	4,461	49,274
Unallocated corporate expense				7,629
Consolidated operating income				$41,645

	Three Months Ended June 30, 2006
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals

Service revenues	$100,615	56,659	56,958	214,232
Sales revenues	11,818	12,409	1,178	25,405
Total revenues	112,433	69,068	58,136	239,637
Cost of services (1)	52,695	33,694	32,206	118,595
Cost of sales (1)	9,206	8,861	1,181	19,248
Selling, general and administrative expenses	10,849	8,079	4,534	23,462
Depreciation and amortization (2)	6,141	11,041	6,099	23,281
Segment operating income	$33,542	7,393	14,116	55,051
Unallocated corporate expense				12,128
Consolidated operating income				$42,923

(1)          Exclusive of depreciation and amortization

(2)          Includes amortization of service contract software

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CONSOLIDATED SEGMENT OPERATING DATA

Six Months Ended June 30, 2005 and 2006
 (Unaudited, in thousands)

	Six Months Ended June 30, 2005
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals

Service revenues	$166,943	82,778	66,900	316,621
Sales revenues	36,664	24,819	3,876	65,359
Total revenues	203,607	107,597	70,776	381,980
Cost of services (1)	85,631	41,439	45,611	172,681
Cost of sales (1)	26,888	16,186	2,703	45,777
Selling, general and administrative expenses	19,508	12,878	7,033	39,419
Depreciation and amortization (2)	8,818	14,935	7,276	31,029
Segment operating income	$62,762	22,159	8,153	93,074
Unallocated corporate expense				14,599
Consolidated operating income				$78,475

	Six Months Ended June 30, 2006
	Printed Products Group	Lottery Systems Group	Diversified Gaming Group	Totals

Service revenues	$194,194	109,376	87,622	391,192
Sales revenues	25,939	27,108	3,527	56,574
Total revenues	220,133	136,484	91,149	447,766
Cost of services (1)	98,986	61,367	53,190	213,543
Cost of sales (1)	19,979	20,453	3,360	43,792
Selling, general and administrative expenses	22,205	15,528	6,975	44,708
Depreciation and amortization (2)	11,326	21,534	9,495	42,355
Segment operating income	$67,637	17,602	18,129	103,368
Unallocated corporate expense				23,492
Consolidated operating income				$79,876

(1)          Exclusive of depreciation and amortization

(2)          Includes amortization of service contract software

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
CALCULATION OF NON-GAAP ADJUSTED NET INCOME AND DILUTED
NON-GAAP ADJUSTED NET INCOME PER SHARE

(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Income before income tax expense	$34,456	35,191	$64,477	67,161
Add: Lottery Systems Group reduction in force charges	—	—	—	1,336
Add: Stock compensation, SERP termination and EssNet interest charges	—	4,949	—	10,020
Non-GAAP adjusted net income before income tax expense	34,456	40,140	64,477	78,517
Non-GAAP adjusted income tax expense	9,692	11,641	18,698	23,163
Non-GAAP adjusted net income	$24,764	28,499	$45,779	55,354

Diluted non-GAAP adjusted net income per share	0.27	0.30	0.50	0.59
Diluted GAAP net income per share	0.27	0.26	0.50	0.50
Weighted average number of shares used in GAAP per share calculation	92,142	95,989	92,047	94,992
Less: Diluted shares included in weighted average number of shares related to the convertible debentures.	—	1,994	—	1,416
Weighted average number of shares used in non-GAAP adjusted per share calculation	92,142	93,995	92,047	93,576

SCIENTIFIC GAMES CORPORATION AND SUBSIDIARIES
RECONCILATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006

Net income	$24,764	24,977	45,779	47,347
Add: Income tax expense	9,692	10,214	18,698	19,814
Add: Depreciation and amortization expense	17,119	23,525	31,594	42,817
Add: Interest expense, net of other income	6,234	10,889	12,500	17,448
EBITDA	$57,809	69,605	108,571	127,426

Add: Lottery Systems Group reduction in force charges	—	—	—	1,336
Add: Stock compensation and SERP termination charge	—	4,949	—	9,757
Adjusted EBITDA	$57,809	74,554	108,571	138,519